UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 27, 2024

Nextdoor Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40246	86-1776836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Taylor Street
San Francisco, California
(Address of principal executive offices)

94102
(Zip Code)
(415) 344-0333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KIND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On February 27, 2024, Nextdoor Holdings, Inc. (the “Company”) issued a letter to shareholders and press release (together, the “Letter and Press Release”) announcing its financial results for the fourth quarter and full year ended December 31, 2023. The Company also announced that it would be holding a conference call on February 27, 2024 to discuss its financial results. Copies of the Letter and Press Release are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.
This information included in this Item 2.02 of this Current Report on Form 8-K and the exhibits hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it been deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

As previously announced by the Company on February 23, 2024, Sarah Friar will resign from her position as the Chief Executive Officer, and President and Chairperson of the Board of Directors (the “Board”) of the Company. The transition will be effective May 8, 2024 (the “Transition Date”). On February 24, 2024, the Board approved a decrease in the authorized number of directors from nine to eight, effective as of the Transition Date. Ms. Friar’s planned departure is not a result of any disagreement regarding the Company’s operations, policies or practices.

In connection with her transition, the Company is expected to enter into a Transition Agreement with Ms. Friar (the “Transition Agreement”), which provides for the following benefits: (i) a lump sum payment equal to six months’ base salary, less applicable state and federal payroll deductions, and (ii) upon her election to continue her existing health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Company paying the insurance premium payments for Ms. Friar to continue to receive coverage for twelve months following the Transition Date. The Transition Agreement includes a general release of claims in favor of the Company. The foregoing description of the Transition Agreement is qualified in its entirety by reference to the text of the Transition Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2024.

(c)

On February 24, 2024, the Board appointed Nirav Tolia as the Company’s Chief Executive Officer, President, and Chairperson of the Board, effective as of the Transition Date. Mr. Tolia will initially serve as the Executive Chair, effective as of March 18, 2024 (the “Initial Appointment Date”).

Mr. Tolia, age 52, has served on the Board since November 2021, and has served as the Executive Chair of Hedosophia, an investor in the Company, since September 2021. Mr. Tolia is a co-founder of Nextdoor, Inc. (“Nextdoor”) and previously served as its Chief Executive Officer from September 2010 to December 2018. Before co-founding Nextdoor, Mr. Tolia was an Entrepreneur in Residence at Benchmark Capital, Chief Operating Officer of Shopping.com, an online shopping website, and Chief Executive Officer and co-founder of Epinions.com Corporation, a consumer review website company. Since December 2019, Mr. Tolia has been primarily engaged as an advisor and investor to early-stage internet companies. Mr. Tolia was named co-founding director of the William S. Spears Institute for Entrepreneurial Leadership in SMU’s Cox School of Business in September 2023. He holds a B.A. in English from Stanford University.

There is no arrangement or understanding between Mr. Tolia and any other persons, pursuant to which Mr. Tolia was selected as an officer, no family relationships among any of the Company’s directors or executive officers and Mr. Tolia, and Mr. Tolia does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Executive Officer, Mr. Tolia and the Company entered into an Offer Letter dated February 26, 2024 (the “Offer Letter”). Pursuant to the Offer Letter, commencing on the Initial Appointment Date Mr. Tolia will receive an initial annual base salary of $500,000, a target annual bonus opportunity of 100% of his base salary, and will be eligible to participate in Company-sponsored benefits to the extent he is eligible pursuant to the terms of the Company’s benefit plans. In addition, Mr. Tolia will be granted a restricted stock unit award covering $10.0 million of the Company’s Class A common stock (the “RSUs”), which will vest quarterly over a four year period. Mr. Tolia will also be granted a performance stock unit award covering $10.0 million of the Company’s Class A common stock (the “PSUs,” and together with the RSUs, the “Equity Awards”). The number of shares subject to the Equity Awards will be determined by dividing $20.0 million by the average of the closing sale price of the Company’s Class A common stock in the calendar month immediately preceding the first of the month in which the Initial Appointment Date occurs and the calendar month in which the Initial Appointment Date occurs. The PSUs will vest based on stock price targets achieved over a four year period, with 25% vesting if the Company achieves 30% stock price growth between the first anniversary of the Initial Appointment Date and the fifth anniversary of the Initial Appointment Date, an additional 25% vesting if the Company achieves 50% stock price growth between the second anniversary of the Initial Appointment Date and the fifth anniversary of the Initial Appointment Date, an additional 25% vesting if the Company achieves 75% stock price growth between the third anniversary of the Initial Appointment Date and the fifth anniversary of the Initial Appointment Date, and an additional 25% vesting if the Company achieves 100% stock price growth between the fourth anniversary of the Initial Appointment Date and the fifth anniversary of the Initial Appointment Date. PSUs that have not vested at the end of the applicable performance period will be forfeited. Achievement of the price targets is based on a 30-trading day average closing selling price of the Company’s Class A common stock. In the event of a change in control transaction, vesting of the PSUs will be based on the price per share payable in the transaction (with any contingent consideration valued by the Board); in the event of a CIC Qualifying Termination (as defined in the Company’s standard form of Change in Control and Severance Agreement) all time-based vesting requirements applicable to the PSUs will accelerate in full. The vesting of the Equity Awards is subject to Mr. Tolia’s continuous employment with the Company as Chief Executive Officer or Executive Chair and other customary provisions to be set forth in an award agreement pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”). The Equity Awards will be granted pursuant to and in accordance with the terms and conditions of the Plan, which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”).

Mr. Tolia has also entered into the Company’s standard form of Indemnity Agreement and Change in Control and Severance Agreement. The forms of the Indemnity Agreement and Change in Control and Severance Agreement were previously filed by the Company as Exhibits 10.6 and 10.11, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2021, and are incorporated by reference herein.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2024.

(e)

The information set forth above under 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the Company’s expectations regarding entering into the Transition Agreement with Ms. Friar and the expected Transition Date. These forward-looking statements are based on management’s beliefs and assumptions and on information available to management as of the date they are made. However, investors should not place undue reliance on any such forward-looking statements because they speak only as of the date they are made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not necessarily limited to, those described in the Company’s filings with the SEC.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Letter to Shareholders, dated February 27, 2024.
99.2	Press Release issued by Nextdoor Holdings, Inc., dated February 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTDOOR HOLDINGS, INC.

Date: February 27, 2024	By:	/s/ Matt Anderson
Matt Anderson
Chief Financial Officer